Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Diffusion Pharmaceuticals Inc.:

We consent to the use of our report incorporated by reference herein.

/s/ KPMG LLP

McLean, Virginia

August 10, 2018